Exhibit 99.2

June 2025 ProCap BTC, LLC INVESTOR PRESENTATION

2 PROCAP BTC, LLC DISCLAIMERS AND OTHER IMPORTANT INFORMATION This presentation (this “Presentation”) is being furnished solely to recipients that are “qualified institutional buyers” as defined in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), or institutional “accredited investors” (as defined in Rule 506 of Regulation D) (any such recipient, together with its subsidiaries, affiliates, employees and advisers, the “Recipient”) by Columbus Circle Capital Corp. I (the “SPAC”) and ProCap BTC, LLC (the “Company”), solely for informational purposes of considering the opportunity to participate in the proposed private placement of (i) equity units of the Company (the “Company Private Offering”), and/or (ii) convertible notes of PubCo (the “PubCo Convertible Notes Offering” and, together with the Company Private Offering, the “Private Offerings”) in connection with a potential business combination among the SPAC, the Company, and a to - be - formed Delaware corporation and wholly - owned subsidiary of the SPAC (“PubCo” or “ProCap” and together with the SPAC and the Company, the “Parties”) and related transactions (the “Business Combination” and together with the Private Offerings, the “Transactions”). By reading this Presentation, the Recipient will be deemed to have agreed to the obligations and restrictions set out below. This Presentation and any oral statements made in connection with this Presentation do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any proxy, vote, consent, or approval in any jurisdiction, in connection with the Transactions, nor shall there be any sale, issuance, or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation, or sale may be unlawful under the laws of such jurisdiction. This Presentation does not constitute either advice or a recommendation regarding any securities. Any offer to sell securities pursuant to any of the Private Offerings will be made only pursuant to a definitive subscription agreement and related documentation and will be made in reliance on an exemption from registration under the Securities Act for offers and sales of securities that do not involve a public offering. Any other solicitation or offering of securities shall be made only by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. The SPAC, PubCo and the Company each reserve the right to withdraw or amend for any reason any of the Private Offerings and to reject any subscription agreement for any reason, or for no reason. The communication of this Presentation is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. The Recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non - public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and that the Recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b - 5 thereunder. No representations or warranties, express or implied, are given in, or in respect of, this Presentation. This Presentation is subject to updating, completion, revision, verification, and further amendment. None of the Parties nor any of their respective affiliates has authorized anyone to provide interested parties with additional or different information. No securities regulatory authority has expressed an opinion about the securities discussed in this Presentation or determined if this Presentation is truthful, accurate or complete, and it is an offense to claim otherwise. None of the SPAC, the Company, or PubCo nor any of their respective subsidiaries, equity holders, affiliates, representatives, partners, members, directors, officers, employees, advisers, or agents (collectively, “Representatives”) makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein or any other written, oral or other communications transmitted or otherwise made available to the Recipient in the course of its evaluation of the Transactions, and nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance. To the fullest extent permitted by law, none of the Parties nor any of their Representatives shall be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its accuracy or sufficiency, its omissions, its errors, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. In addition, the information contained herein does not purport to contain all of the information that may be required to evaluate the Transactions. The information contained in this Presentation is provided as of the date hereof and may change, and none of the Parties nor any of their Representatives undertakes any obligation to update such information, including in the event that such information becomes inaccurate or incomplete. The general explanations included in this Presentation cannot address, nor is intended to address, your specific investment objectives, financial situations or financial needs. Recipients of this Presentation are not to construe its contents, or any prior or subsequent communications from or with any Party or their respective Representatives, as investment, legal, or tax advice . In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of the Parties and each of the Transactions . Recipients of this Presentation should read the definitive documents for the Private Offerings or any other Transaction and make their own evaluation of the Parties and the Private Offerings or any other Transactions and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . You are urged to request any additional information you may consider necessary or desirable in making an informed investment decision. You (and your Representative, if any) are invited, prior to the entry into any definitive documentation with respect to the Private Offerings or the consummation of any other Transaction, to ask questions of, and receive answers from, the Parties concerning the Transactions and to obtain additional information regarding the Transactions, to the extent the same can be acquired without unreasonable effort or expense, in order to verify the accuracy of the information contained herein. CONFIDENTIALITY This information is being distributed to you on a confidential basis. By receiving this information, you and your affiliates and Representatives agree to maintain the confidentiality of the information contained herein. Without the express prior written consent of each of the Parties, this Presentation and any information contained within it may not be (i) reproduced (in whole or in part), (ii) copied at any time, (iii) used for any purpose other than your evaluation of the Parties and the Transactions or (iv) provided to any person except your employees and advisors with a need to know who are advised of the confidentiality of the information. This Presentation supersedes and replaces all previous oral or written communications between the parties hereto relating to the subject matter hereof. ADDITIONAL INFORMATION AND WHERE TO FIND IT In connection with the Business Combination, PubCo and the SPAC intend to file relevant materials with the SEC, including a registration statement on Form S - 4 /, which will include a document that serves as a joint prospectus and proxy statement, referred to as a proxy statement/prospectus . A proxy statement/prospectus will be sent to all the SPAC shareholders . the SPAC will also file other documents regarding the Transactions with the SEC . Before making any voting or investment decision, investors, shareholders, and other interested persons of the SPAC are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with Transactions carefully and in their entirety as they become available because they will contain important information about the Transactions. Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus, and all other relevant documents filed or that will be filed with the SEC by PubCo through the website maintained by the SEC at www.sec.gov. The documents filed by the SPAC with the SEC also may be obtained free of charge upon written request to Columbus Circle Capital Corp I, 3 Columbus Circle, 24th Floor New York NY 10019.

3 PROCAP BTC, LLC FORWARD - LOOKING STATEMENTS This Presentation (and any oral statements regarding the subject matter of this Presentation) contains certain forward - looking statements within the meaning of the U.S. federal securities laws with respect to the Parties and the Transactions, including expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding PubCo, the Company, the SPAC, the Transactions and statements regarding the anticipated benefits and timing of the completion of the Transactions, the assets held by the Company and by the SPAC, the price and volatility of Bitcoin, Bitcoin’s growing prominence as a digital asset, the macro and political conditions surrounding Bitcoin, the anticipated business of PubCo, the Company and the markets in which they operate, timing of the next Bitcoin halving event, planned business strategy, plans and use of proceeds, objectives of management for future operations of the Company, expected operating costs of PubCo and its subsidiaries, the upside potential and opportunity for investors (including from any movement in the price of Bitcoin), PubCo and the Company’s plan for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, competitive position and the interest of other corporations in similar business strategies, technological and market trends, future financial condition and performance and expected financial impacts of the Transactions, the satisfaction of closing conditions to the Transactions and the level of redemptions of the SPAC’s public shareholders, and PubCo’s expectations, intentions, strategies, assumptions, or beliefs about future events, results of operations, or performance or that do not solely relate to historical or current facts. These forward - looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward - looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward - looking statements in this Presentation, including, but not limited to: the risk that the Transactions may not be completed in a timely manner or at all, which may adversely affect the price of the SPAC’s securities; the risk that the Business Combination may not be completed by the SPAC’s business combination deadline; the failure by the Parties to satisfy the conditions to the consummation of the Business Combination, including the approval of the SPAC’s shareholders, or any of the Private Offerings; a third - party fairness opinion in determining whether or not to pursue the Business Combination may not be provided to the SPAC and its board of directors prior to the signing of the BCA; the failure of PubCo to obtain or maintain the listing of its securities on the Nasdaq Stock Market after closing of the Business Combination; costs related to the Transactions; changes in business, market, financial, political and regulatory conditions; risks relating to PubCo’s anticipated operations and business, including the highly volatile nature of the price of Bitcoin; the risk that PubCo’s stock price will be highly correlated to the price of Bitcoin and the price of Bitcoin may decrease between the signing of the definitive documents for the Transaction and the closing of the Transactions or at any time after the closing of the Transactions; risks related to increased competition in the industries in which PubCo will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding Bitcoin; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes; risks that after consummation of the Business Combination, PubCo and the Company experience difficulties managing its growth, expanding operations, or executing its strategies, including, but not limited to, Bitcoin yield generating strategies; the outcome of any potential legal proceedings that may be instituted against the Company, the SPAC, PubCo, or others following announcement of the Business Combination; and those risk factors discussed in documents of PubCo, the Company, or the SPAC filed, or to be filed, with the Securities and Exchange Commission (“SEC”). The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the final prospectus of the SPAC dated as of May 15, 2025 and filed by the SPAC with the SEC on May 19, 2025, a registration statement on Form S - 4 that PubCo intends to file in connection with the Transaction, which will include a joint prospectus and proxy statement of SPAC, and other documents filed or to be filed by the SPAC and PubCo from time to time with the SEC, as well as the list of risk factors included on page 16 hereto. These filings do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - looking statements. There may be additional risks that neither the SPAC, the Company, nor PubCo presently know or that the SPAC, the Company, and PubCo currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements. Forward - looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward - looking statements, and none of the Parties or any of their Representatives assumes any obligation and do not intend to update or revise these forward - looking statements, whether as a result of new information, future events, or otherwise. None of the Parties nor any of their Representatives gives any assurance that any of the SPAC, the Company, or PubCo will achieve its expectations. INDUSTRY AND MARKET DATA This Presentation has been prepared by the Parties and their Representatives and includes market data and other statistical information from third - party industry publications and sources as well as from research reports prepared for other purposes. Although the Parties believe these third - party sources are reliable as of their respective dates, none of the Parties nor any of their respective Representatives has independently verified the accuracy or completeness of this information and cannot assure you of the data’s accuracy or completeness. Some data are also based on the Parties’ good faith estimates, which are derived from both internal sources and the third - party sources. None of the Parties nor any of their Representatives make any representation or warranty with respect to the accuracy of such information. The Parties expressly disclaim any responsibility or liability for any damages or losses in connection with the use of such information herein. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any registration statement, prospectus, proxy statement or other report or document to be filed or furnished by the SPAC or PubCo, or any other report or document to be filed by PubCo following completion of the Business Combination with the SEC. TRADEMARKS AND INTELLECTUAL PROPERTY All trademarks, service marks, and trade names of any Party or their respective affiliates used herein are trademarks, service marks, or registered trade names of such Party or its respective affiliate, respectively, as noted herein. Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners, and their use is not alone intended to, and does not alone imply, a relationship with any Party, or an endorsement or sponsorship by or of any Party. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that any Party or the applicable rights owner will not assert, to the fullest extent under applicable law, their rights or the right of the applicable owner or licensor to these trademarks, service marks and trade names. PARTICIPANTS IN SOLICITATION The SPAC, PubCo, the Company and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies from the SPAC’s shareholders in connection with the Business Combination. A list of the names of such directors and executive officers, and information regarding their interests in the Business Combination and their ownership of the SPAC’s securities are, or will be, contained in PubCo’s filings with the SEC related to the Transactions. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of the SPAC’s shareholders in connection with the Business Combination, including and the names and interests of the Company and PubCo’s directors and executive officers, will be set forth in the proxy statement/prospectus on Form S - 4 for the Business Combination, which is expected to be filed by PubCo with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

4 PROCAP BTC, LLC ANTHONY POMPLIANO, CEO CEO OF PROFESSIONAL CAPITAL MANAGEMENT (backed by Thiel Capital, Fifth Down Capital, Rose Park Advisors, Bausch C Lomb CEO Brent Saunders, and former Palantir CFO Colin Anderson) FORMER CO - FOUNDER s PARTNER OF FULL TILT CAPITAL (acquired by Morgan Creek Capital Management) FORMER PRODUCT MANAGER AT FACEBOOK (led Growth Team for Facebook Pages) FOUNDER AND ENTREPRENEUR (previously built and sold a number of startups and built one of the largest crypto - native financial media companies in the world)

5

Columbus Circle Capital Corp.

SEASONED LEADERSHIP TEAM WITH STRONG STRATEGIC ALIGNMENT

MANAGEMENT TEAM



GARY QUIN,
CEO & CHAIRMAN

- **30+ years of investment banking, operating & investing experience**
- Executed $65B+ in M&A and capital markets transactions
- Currently Vice Chairman of Cohen & Company Capital Markets
- Previously, CEO of North Atlantic Acquisition Corporation
- Held numerous senior roles at leading financial, corporate & governments

C&CO Cohen & Company Capital Markets · NAAC North Atlantic Acquisition Co. · Credit Suisse · Blackstone · BlackRock



JOE POOLER,
CFO

- **30+ years of corporate finance & strategic operations experience**
- Extensive tenure in several executive positions, driving growth and organization success
- Currently CFO, EVP, & Treasurer at Cohen & Company Financial Group
- Previously, CFO at Muni Funding Company of America
- Held numerous executive roles at various SPACs

C&CO Cohen & Company Financial Group · C&CO IAC Insurance Acquisition Corp · C&CO INSU II · C&CO INSU III · ZEUS



DANIEL NASH
COO

- **25+ years of investment banking & strategic operations experience**
- Executed nearly $50B in M&A and capital markets transactions
- Previously, Co-Founder & Head of Investment Banking at Cohen & Company Capital Markets
- Previously, Global Head of Internet Investment Banking at Wells Fargo Securities
- Previously, CFO at Machine Zone
- Previously, Director of Internet Investment Banking at Bank of America Merril Lynch

C&CO Cohen & Company Capital Markets · Wells Fargo Securities · MZ · Merrill A Bank of America Company

DIGITAL ASSETS ADVISOR / BOARD MEMBER



DR. ADAM BACK,
INDEPENDENT DIRECTOR

- **25+ years of expertise in cryptography, blockchain technology, and distributed systems**
- Experienced tenure in executive leadership, driving innovation and industry adoption
- Currently Co-Founder & CEO at Blockstream, a leading Bitcoin infrastructure company
- Inventor of Hashcash, the proof-of-work system foundational to Bitcoin mining
- Previously, held senior roles at Dell EMC, Microsoft, VMware, and Zero-Knowledge Systems

Blockstream · DELL EMC · Microsoft · PI Corporation · vmware

6
PROCAP BTC, LLC

ANTHONY POMPLIANO HAS ONE OF THE LARGEST AUDIENCES IN BITCOIN

1B+
Impressions

- **X/Twitter Show** — **54M+** Video Views
- **Podcast** — **50M** Downloads
- **X/Twitter** — **1.7M** Followers
- **YouTube** — **618K** Subscribers
- **Newsletter** — **265K** Subscribers

Source: Company management, as of 6/20/2025; YouTube Studio Analytics; Twitter Analytics

7 PROCAP BTC, LLC ANTHONY POMPLIANO CEO WE BELIEVE BITCOIN IS THE FUTURE OF FINANCE WE BELIEVE BITCOIN TREASURIES ARE THE FUTURE OF PUBLIC COMPANIES WE AIM TO BUILD ONE OF THE LARGEST BITCOIN - NATIVE FINANCIAL SERVICES COMPANY 1 2 3

8 PROCAP BTC, LLC PROCAP’S PHILOSOPHY: BITCOIN IS THE HURDLE RATE PROCAP FINANCIAL, INC. WILL HAVE A CAPITAL ALLOCATION PHILOSOPHY ROOTED IN SOUND MONEY , SHAREHOLDER ALIGNMENT , AND LONG - TERM CONVICTION Bitcoin as the Ultimate Benchmark Our thesis is simple – Bitcoin is the hurdle rate. We believe that any capital allocation that fails to outperform Bitcoin is a value - destroying use of shareholder capital. Our goal is to optimize long - term, risk adjusted returns through a Bitcoin - denominated lens. Balance Sheet as a Strategic Weapon We plan to strategically raise capital during favorable market cycles to scale our Bitcoin holdings, with a goal of using timing and structure to minimize dilution and maximize BTC per share. Dynamic Treasury Allocation Our planned treasury strategy will be to combine passive long - term holding with tactical accumulation, including strategic dips, volatility harvesting, and programmatic purchases aligned with macro signals and capital cycles.

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PROCAP BTC, LLC

WHY NOW?

PROCAP FINANCIAL, INC. REPRESENTS AN OPPORTUNITY TO COMBINE IMMEDIATE BITCOIN PURCHASE WITH A BROAD CRYPTO AUDIENCE

IMMEDIATE BITCOIN EXPOSURE

Capital from Preferred Equity raise will be **deployed in Bitcoin immediately** after announcement of BCA to purchase Bitcoin[(1)] and retained in a custody account[(2)] vs. other strategies with complicated structures and extended timelines

REAL MARKET MOMEMENTUM

Bitcoin hit a new all-time high of ~$111,000 on May 22, 2025, due to several tailwinds including growing **institutional adoption** and **130+ public companies collectively holding 840,000+ Bitcoin**[(3)]

PRESERVING SHAREHOLDER VALUE

Bitcoin is now regarded as a "go-to" asset to hedge against inflation with an avg. **34% annual growth in price over the past 4 years**[(4)]

Source: NYDIG Research, BitcoinTreasuries.net, and FactSet. Market Data as of 6/20/2025; (1) Private investors will fund into escrow, where Bitcoin will be purchased within 15 days after signing and held on their behalf until closing; (2) Custody account to be maintained by Anchorage (3) Total includes contemplated Bitcoin held from Kindly MD's announced $763M purchase, assuming a Bitcoin price of $100,000; subject to closing; (4) Based on Bitcoin's price increase from $34,000 in June 2021 to $108,000 in June 2025

10 PROCAP BTC, LLC PREFERRED EQUITY RAISE Note: Assumes constant Bitcoin price of $100,000 from Announcement to Business Combination; (1) Each Preferred Unit outstanding as of immediately prior to the consummation of the merger between the Company and a subsidiary of PubCo will be entitled to receive 1.25X shares of common stock of PubCo per Preferred Unit; (2) Includes $8.5M invested by Inflection Points Inc, an entity controlled by Anthony Pompliano; (3) Represents value of Bitcoin able to be purchased from net proceeds of the offerings and cash in trust (excluding warrants) divided by the proforma equity value of PubCo; (4) Assumes $53.0M of cash costs which is comprise of placement agent fees, OID fees, transaction costs, and working capital. Does not include impact of any warrants; (5) Includes certain significant security holders of the Company and SPAC Sponsor; (6) Figures rounded; (7) Assumes no redemptions of the publicly traded Class A ordinary shares of the SPAC and represents the expected Cash in Trust at close of the de - SPAC transaction; (8) Assumes Bitcoin price of $100,000; (9) Represents funds designated for general corporate and working capital needs (10) Assumes full conversion of Convertible Note(s) at $ 13 . 00 following the closing of the business combination (assuming no exercise of the warrants and no redemptions of the publicly traded Class A ordinary shares of the SPAC and that no adjustment shares are issued pursuant to the terms of the BCA) and excludes additional Adjustment Shares based o n increase in value, if any, of Bitcoin assets purchased at signing prior to the Closing u p to max closing Bitcoin price of $ 200 , 000 , subject to BCA terms ; (11) Excluding shares issuable to Inflection Points Inc ; (12) Sponsor or distributes thereof, as applicable Entered Terms Issuer ProCap BTC, LLC (“Company”) Capital Raise Type Non - Voting Preferred Equity Units Reference Price $10.00 per Preferred Unit (1) Timing Committed and funded at the announcement of the signing of the Business Combination Agreement (“BCA”) Size $516.5M (2) Go - Public Transaction Consideration Converted into shares of ProCap Financial, Inc. (“PubCo”) pursuant to BCA at the closing of the business combination. Number of shares of PubCo to be issued to the investors in the preferred equity raise will be based on 1.25x NAV (1) of the Company, as adjusted pursuant to the BCA Closing Valuation Adjustment If the price of Bitcoin at the closing of the Business Combination exceeds the price of Bitcoin at BCA signing, adjustment shares will be issued at $10.00 a share. Equity investors will receive 85% of adjustment shares and holders of common units of the Company will receive 15% Implied mNAV (1) 1.07x mNAV (3)(4) Use of Proceeds Solely to purchase bitcoin with in 15 days of BCA signing ("BTC Assets") Lock - Up ▪ None for Equity investors ▪ Key transaction parties (5) are locked - up 6 months Registration PubCo shares issuable at closing in respect of Preferred Units expect to be registered under S - 4 and freely tradeable, subject to applicable securities laws, including affiliate restrictions Placement Agents Cohen C Company Capital Markets and Clear Street Liquidation Preference Capital to be invested into Bitcoin via a custodian account at signing. If Business Combination does not close, the investors of the shares of equity units of the Company will have a liquidation right to receive their respective pro rata portion of the purchased Bitcoin. Alternatively, investors may elect to liquidate their pro rata portion of the Bitcoin and receive cash instead of the Bitcoin Pro Forma Ownership of PubCo (Fully - Converted; No Redemptions; No Adj. Shares (6)(10) % Own. Shares (M) 19.7% 25.0 SPAC Public Shareholders (7) 50.1% 63.5 ProCap Preferred Investors ($508M) (11) 14.3% 18.1 Convert Noteholders ($235M as converted) 8.7% 11.1 Inflection Points Inc (Common Units and $8.5M Preferred Equity) (2) 7.1% 9.0 SPAC Sponsor (12) 3 5 1 2 4 3 5 1 2 4 Illustrative Sources s Uses (6) ($M) Uses ($M) Bitcoin (8) Sources $256 Purchased Bitcoin $950 9,498 Assets Estimated SPAC Cash in Trust (no redemptions) (7) $517 Estimated Transaction $53 Expenses at Close (4) Equity Raise Proceeds $235 Cash to PubCo’s $5 Balance Sheet (9) Convertible Note(s) Proceeds $1,008 Total $1,008 G,4G8 Total

11 PROCAP BTC, LLC General Terms Issuer ProCap Financial, Inc. (“PubCo”) (NASDAQ: TBD) Commitment Date Day of Signing of the BCA with the SPAC and the Company Issue Date Date immediately prior to closing of the business combination (“Issue Date”) Size $235M Securities Offered Convertible Note(s)(convertible into shares of common stock of PubCo) at 130% Purchase Price 97.0% of principal amount Form of Offering Private placement pursuant to Section 4(a)(2) with intent to wrap the notes with a 144A CUSIP on the Issue Date (to facilitate post - closing trading among QIBS) and PubCo to register the conversion shares underlying as promptly as practicable after the Issue Date Debt Ranking Senior secured against the Bitcoin acquired for treasury and net proceeds of offering by collateral described below Collateral (1) Secured by (i) 2.0x coverage in Bitcoin or (ii) 1.0x coverage in cash (the “Collateral”). Investor will release Collateral to 2.0x coverage (if Bitcoin) or 1.0x (if cash) when 50% of principal outstanding and again when 25% of principal is outstanding Implied mNAV (2) 1.73x mNAV (2)(3) Maturity 36 Months PubCo Redemption Non - callable for 12 months, thereafter callable by PubCo partially or in whole if stock trades at any time prior to maturity when the conversion price of the notes equals or exceeds 130.0% for 20 of past 30 trading days, plus Make - Whole Shares (grid) Noteholder Put Right Discrete investor put right at 100.0% of notional at 18 - month anniversary of the Issue Date Noteholder Protections Anti - dilution and Fundamental change and including Make - Whole Shares (grid) Denomination $1,000 per note Reference Price $10.00 Coupon 0.0% Conversion Premium 30.0% premium to Reference Price Use of Proceeds Primarily to purchase Bitcoin Registration Rights PubCo shares underlying Notes to be registered on resale S - 1 within 60 calendar days following closing of the business combination Placement Agents Cohen C Company Capital Markets and Clear Street PROCAP FINANCIAL CONVERTIBLE NOTE TERMS – SUMMARY Note: (1) Represents value of Bitcoin held divided by principal value of convertible notes outstanding; (2) Represents value of Bitcoin able to be purchased from net proceeds of offering and cash in trust (excluding warrants) divided by the proforma equity value of PubCo; (3) Assumes $53.0M of cash costs which is comprised of placement agent fees, transaction costs, and working capital. Does not include impact of any warrants

12 PROCAP BTC, LLC Appendix

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PROCAP BTC, LLC

EVOLUTION OF FINANCIAL SERVICES

Ancient to Early Modern Banking
Pre 1800s

- Barter Systems and early coinage
- Lending and safekeeping in temples
- Bills of exchange used by medieval merchants
- First central bank: Bank of Sweden (1668)
- Temples as early banks (Babylon, Egypt, Greece, Rome)
- Merchant banking in Renaissance Italy (e.g., Medici Bank)
- Early joint-stock companies (e.g., Dutch East India Company)

Industrial Age
1800 – 1970s

- Stock exchanges (NYSE, LSE)
- Credit cards and consumer banking
- Eurodollar market and offshore banking
- Rise of central banks (e.g., Bank of England, Federal Reserve)
- Major banks: JPMorgan, Goldman Sachs, Rothschilds
- Creation of the FDIC (1933)

Digital Finance
1970 – 2020s

- Online banking, fintech
- Peer-to-peer lending and Crowdfunding Platforms
- DeFi and Stablecoins
- Deregulation and globalization
- Bitcoin (2009), Ethereum (2015)
- Mobile banking and neobanks

Bitcoin Treasury
PRESENT

ProCap Financial, Inc. Aiming to Create One of the Largest Bitcoin-native Financial Services Companies

- Bitcoin as a treasury asset
- Nation-states and corporations adopting Bitcoin
- Bitcoin ETFs and institutional adoption
- CBDCs (Central Bank Digital Currencies)

Source: Investopedia and CGAA; Market Data as of 6/20/2025

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PROCAP BTC, LLC

BITCOIN IS A TOP PERFORMING ASSET

2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Bitcoin 37.0%	Bitcoin 121.9%	Bitcoin 1,318.0%	US Agency (1.0%)	Bitcoin 87.2%	Bitcoin 302.8%	Bitcoin 57.6%	Energy Sector 58.0%	Bitcoin 154.2%	Bitcoin 111.5%
Semiconductor 9.4%	Semiconductor 28.3%	Emerging Markets (Ex. China) 31.3%	US Treasuries (1.1%)	Semiconductor 63.7%	Semiconductor 61.2%	Energy Sector 46.6%	Value (7.4%)	Semiconductor 34.5%	Growth 35.1%
Growth 3.8%	Energy Sector 24.7%	Growth 25.4%	Growth (1.4%)	Growth 29.1%	Growth 32.0%	Semiconductor 42.4%	US Agency (8.4%)	Growth 28.3%	US Large Cap 23.3%
US Large Cap (0.7%)	US Small Cap 24.7%	Semiconductor 24.5%	Structured Credit (2.4%)	US Large Cap 28.9%	US Large Cap 16.3%	Growth 31.0%	Dividend Growth (8.5%)	US Large Cap 24.2%	Semiconductor 10.6%
Structured Credit (0.8%)	HY Corporates 17.2%	Developed Markets (Ex. US) 23.2%	US Total Bond (2.7%)	Value 28.6%	Emerging Markets (Ex. China) 12.6%	US Large Cap 26.9%	HY Corporates (11.8%)	Emerging Markets (Ex. China) 20.0%	Value 9.8%
US Treasuries (1.0%)	Emerging Markets (Ex. China) 15.0%	US Large Cap 19.4%	HY Corporates (3.3%)	Dividend Growth 24.8%	US Small Cap 9.6%	US Small Cap 25.3%	US Treasuries (12.5%)	Value 19.8%	HY Corporates 8.3%
US Agency (1.3%)	Value 14.3%	Dividend Growth 18.8%	Dividend Growth (5.1%)	US Small Cap 20.9%	Developed Markets (Ex. US) 8.3%	Dividend Growth 23.0%	US Total Bond (14.4%)	Developed Markets (Ex. US) 14.5%	US Small Cap 6.8%
Dividend Growth (1.5%)	US Large Cap 9.5%	Value 12.6%	US Large Cap (6.2%)	Developed Markets (Ex. US) 18.9%	IG Corporates 7.9%	Value 22.2%	Structured Credit (14.5%)	US Small Cap 13.9%	Dividend Growth 4.5%
US Total Bond (2.1%)	Dividend Growth 9.0%	US Small Cap 11.7%	IG Corporates (7.2%)	Emerging Markets (Ex. China) 16.2%	HY Corporates 7.2%	Emerging Markets (Ex. China) 10.0%	US Small Cap (17.4%)	HY Corporates 12.8%	Emerging Markets (Ex. China) 3.6%
US Small Cap (3.4%)	Growth 5.1%	HY Corporates 6.5%	Semiconductor (7.3%)	IG Corporates 13.4%	Dividend Growth 5.7%	Developed Markets (Ex. US) 8.6%	Developed Markets (Ex. US) (18.6%)	Dividend Growth 5.7%	Energy Sector 2.3%
Developed Markets (Ex. US) (3.9%)	IG Corporates 2.8%	IG Corporates 3.7%	US Small Cap (9.8%)	HY Corporates 13.4%	US Total Bond 5.2%	HY Corporates 4.7%	Emerging Markets (Ex. China) (19.3%)	IG Corporates 5.0%	Developed Markets (Ex. US) 0.8%
IG Corporates (4.5%)	Developed Markets (Ex. US) 0.3%	US Total Bond 0.7%	Value (11.3%)	Energy Sector 8.0%	US Treasuries 5.1%	Structured Credit (1.7%)	US Large Cap (19.4%)	US Total Bond 2.3%	US Agency 0.7%
HY Corporates (4.9%)	US Total Bond (0.2%)	US Treasuries 0.2%	Emerging Markets (Ex. China) (12.4%)	US Total Bond 4.7%	Structured Credit 3.2%	US Agency (2.7%)	IG Corporates (20.4%)	US Agency 2.2%	US Treasuries (1.7%)
Value (5.6%)	Structured Credit (0.5%)	Structured Credit (0.3%)	Developed Markets (Ex. US) (17.0%)	US Treasuries 3.8%	US Agency 2.2%	US Total Bond (3.3%)	Growth (30.1%)	US Treasuries 2.0%	US Total Bond (1.9%)
Emerging Markets (Ex. China) (16.9%)	US Agency (1.0%)	US Agency (0.6%)	Energy Sector (20.5%)	Structured Credit 3.6%	Value (1.4%)	US Treasuries (3.7%)	Semiconductor (31.2%)	Structured Credit (0.5%)	Structured Credit (3.2%)
Energy Sector (23.8%)	US Treasuries (1.2%)	Energy Sector (3.6%)	Bitcoin (72.6%)	US Agency 1.9%	Energy Sector (36.5%)	IG Corporates (4.1%)	Bitcoin (65.3%)	Energy Sector (4.1%)	IG Corporates (3.5%)

Source: FactSet, Capital IQ, and MSCI

15
PROCAP BTC, LLC

BITCOIN TREASURIES ARE OUTPERFORMING THE MARKET

As of 6/20/2025, 132 public treasury companies collectively held 840,634 Bitcoin, valued at approximately $84B[1]

Select Bitcoin Treasuries

	Strategy	KindlyMD	METAPLANET	TWENTY ONE	NEXT Technologies	Blockchain Group	Méliuz
Ticker	NASDAQ: MSTR	NASDAQ: NAKA	TYO: 3350	NASDAQ: CEP	NASDAQ: NXTT	EPA: ALTBG	BVMF: CASH3
LTM Return	152.3%	388.7%	2,291.9%	231.7%[3]	(30.6%)	5,806.8%	107.4%
Bitcoin Held / Bitcoin contemplated to be held	Bitcoin Held: 592,100	Bitcoin contemplated to be held: 7,630[2]	Bitcoin Held: 10,000	Bitcoin contemplated to be held: 37,230[2]	Bitcoin Held: 5,833	Bitcoin Held: 1,653	Bitcoin Held: 320









Top Bitcoin treasury firms currently outperform traditional companies with Bitcoin-backed strategies

Last Twelve Months of Share Price Performance[4]


152%
MSTR
77%
TSLA
54%
BTC
42%
Gold
36%
META
13%
AMZN
10%
NVDA
9%
QQQ
9%
S&P 500
7%
MSFT
7%
VNQ
1%
Bonds
(4%)
Apple
(6%)
GOOG

Source: NYDIG Research, BitcoinTreasuries.net, and FactSet. Market Data as of 6/20/2025; (1) Figure includes implied Bitcoin holdings from Kindly MD's purchase; Public Bitcoin treasury value assumes Bitcoin price of $100,000; (2) Bitcoin held assumes the total proceeds received pending transaction-close divided by assumed Bitcoin price; (3) Return as of CEP IPO on 7/13/2024; (4) As of 6/20/2025

16

PROCAP BTC, LLC

CREATING A LEADING BITCOIN-NATIVE FINANCIAL SERVICES COMPANY

1

SEEK TO CAPITALIZE THE BUSINESS WITH UP TO ~$1 BILLION IN BITCOIN(1)(2)

- **Deploying $751.5M(1) Immediately:** Structure allows us to begin acquiring Bitcoin immediately — avoiding complex merger structures and providing us the potential to fully capitalize on current market momentum
- **Bitcoin Treasury Strategy:** Capital strategy centers on compounding Bitcoin per share, leveraging structured equity and debt to maximize Bitcoin yield

2

ADD ON ACCRETIVE CASH-FLOW POSITIVE REVENUE SERVICES

- **Disciplined Capital Approach & Focus on Profit:** Committed to efficient capital deployment and building a high-margin, cash-generative operating business alongside our Bitcoin treasury strategy
- **Acquire Financial Services Companies:** Seek to acquire complementary businesses (e.g., asset management and trading businesses) to accelerate our current platform

3

AIM TO BECOME ONE OF THE LARGEST BITCOIN-NATIVE FINANCIAL SERVICES COMPANY

- **Advance Institutional Bitcoin Adoption:** Our platform and network gives a structural edge to advance the contemplated adoption of Bitcoin across the entire financial industry
- **Support Ecosystem Growth:** Committed to identifying and pursuing opportunities that contribute to the development and resilience of the broader Bitcoin ecosystem

Note: (1) Assume the consummation of Private Placement of $516.5M Equity Units and $235M Convertible Note(s); (2) Assume no exercise of the outstanding warrants of the SPAC and no redemption of the publicly traded Class A ordinary shares of the SPAC

17 PROCAP BTC, LLC RISKS RELATED TO PUBCO’S BUSINESS AND Bitcoin TREASURY STRATEGY AND HOLDINGS • Upon Closing, PubCo’s principal asset will be Bitcoin . Bitcoin is a highly volatile asset, and PubCo’s operating results may significantly fluctuate, including due to the highly volatile nature of the price of Bitcoin and erratic market movements . The concentration of PubCo’s Bitcoin holdings enhances the risks inherent in its Bitcoin strategy . • Due to PubCo’s limited operating history and the concentration of its Bitcoin holdings, it will be difficult to evaluate PubCo’s business and future prospects, and PubCo may not be able to achieve or maintain profitability in any given period . • PubCo will operate in a highly competitive environment and will compete against companies and other entities with similar strategies, including companies with significant Bitcoin holdings and spot exchange traded funds and spot exchange traded products ("ETPs") for Bitcoin and other digital assets, and PubCo’s business, operating results, and financial condition may be adversely affected if PubCo is unable to compete effectively. • Investing in Bitcoin exposes PubCo to certain risks associated with Bitcoin, such as price volatility, limited liquidity and trading volumes, relative anonymity, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in its entirely electronic, virtual form and decentralized network. PubCo’s risk management methods to address these risks might not be effective. • PubCo’s quarterly operating results, revenues, and expenses may fluctuate significantly, which could have an adverse effect on the market price of its common stock. • The value of PubCo common stock will depend to a great extent on market demand for PubCo’s Bitcoin strategy . For example, corporate adoption of Bitcoin has become increasingly trend - driven as companies outside of the cryptocurrency industry seek to acquire Bitcoin in an effort to enhance their market profiles, to drive investor interest or to pursue strategies that may not be related to their core businesses . If market demand for that strategy were to diminish, the value of PubCo common stock could decrease significantly . • A significant decrease in the market value of PubCo’s Bitcoin holdings could adversely affect its ability to satisfy its financial obligations under PubCo’s Convertible Notes Offering and any subsequent debt financings . • Future developments regarding the treatment of crypto assets for U . S . and foreign tax purposes could adversely impact PubCo’s business . • Unrealized fair value gains on its Bitcoin holdings could cause PubCo to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022 . • Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty. • The emergence or growth of other digital assets, including those with significant private or public sector backing, including by governments, consortiums or financial institutions, could have a negative impact on the price of Bitcoin and adversely affect PubCo’s business. • The availability of spot ETPs for Bitcoin and other digital assets may adversely affect the market price of its listed securities and may make it more difficult for PubCo to execute its Bitcoin strategy. • There is legal and regulatory uncertainty around Bitcoin and digital assets, and PubCo’s Bitcoin strategy could subject PubCo to enhanced regulatory oversight. • Bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes. • PubCo’s Bitcoin holdings will be less liquid than existing cash and cash equivalents and may not be able to serve as a source of liquidity for it to the same extent as cash and cash equivalents. • If PubCo or its third - party service provides experience a security breach or cyber - attack and unauthorized parties obtain access to its Bitcoin assets, PubCo may lose some or all of its Bitcoin assets temporarily or permanently and its financial condition and results of operations could be materially adversely affected . • PubCo faces risks relating to the custody of its Bitcoin, including the loss or destruction of private keys required to access its Bitcoin and cyberattacks or other data loss relating to its Bitcoin, which could cause PubCo to lose some or all of its Bitcoin. • Regulatory change reclassifying Bitcoin as a security could lead to the PubCo’s classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of Bitcoin and the market price of its listed securities. Any such regulatory change could also require PubCo to institute burdensome regulatory requirements, and its activities may be restricted. PubCo is not subject to the legal and regulatory obligations that apply to investment companies such as mutual funds and exchange - traded funds, or to obligations applicable to investment advisers, which could pose risks to investors. • If PubCo were to become subject to the legal and regulatory obligations that apply to investment companies such as mutual funds and exchange - traded funds, or to obligations applicable to investment advisers, the costs of compliance could be burdensome and could prevent PubCo from executing its Bitcoin strategy. • PubCo’s Bitcoin strategy exposes it to risk of non - performance by counterparties, including in particular risks related to its custodians. • Because a substantial portion of PubCo’s total assets will consist of Bitcoin, a prolonged decline in the market price of Bitcoin could cause PubCo to fall below Nasdaq’s continued listing standards for minimum stockholders’ equity or market value of listed securities. • Negative developments in the cryptocurrency industry — including fraud, cybercrime or platform failures — may result in unfavorable publicity and could impact investor sentiment with respect to PubCo even if PubCo is not directly involved in any of the reported events. RISKS RELATED TO THE BUSINESS COMBINATION • The consummation of the Business Combination is subject to a number of factors, including the successful execution by the Parties of a definitive business combination agreement. • The consummation of the Business Combination is subject to a number of conditions and if those conditions are not satisfied or waived, the business combination agreement may be terminated in accordance with its terms and the Business Combination may not be completed. • The principal assets of PubCo following the Business Combination will be its Bitcoin holdings and cash and cash equivalents from the proceeds of the Business Combination and the Private Offerings not invested in Bitcoin. Although PubCo is expected to have certain other operations, PubCo will depend on such retained cash and cash equivalents to pay its debts and other obligations. • If the Business Combination is not approved and CCCM does not consummate another initial business combination by its deadline, then the ordinary shares of CCCM held by CCCM’s sponsor (the “Sponsor”) will become worthless and the expenses it has incurred will not be reimbursed. These interests may influence CCCM’s decision to pursue the Business Combination. • The market price of PubCo’s common stock after the Business Combination will be affected by factors different from those currently affecting the prices of Class A ordinary shares of CCCM. • The ability of public shareholders of CCCM to exercise redemption rights with respect to a large number of CCCM’s public shares may reduce the amounts in CCCM’s trust account that would be available to PubCo after the Business Combination, may reduce the public “float” of CCCM Class A ordinary shares, may reduce the liquidity of the trading market for the CCCM Class A ordinary shares on Nasdaq, or may make it difficult to obtain or maintain the listing or trading of PubCo common stock on Nasdaq, and consequently may not allow the parties to complete the Business Combination, or to optimize PubCo's capital structure following the Business Combination. • In the past year, there has been a precipitous drop in the market values of companies formed through mergers involving special purpose acquisition companies. Securities of companies such as PubCo that formed through business combinations with special purpose acquisition companies such as CCCM may experience a material decline in price relative to the share price of the special purpose acquisition companies prior to such business combinations. As a result, securities of companies such as PubCo may be more volatile than other securities and may involve special risks. • Litigation relating to the Business Combination could result in an injunction preventing completion of the Business Combination, substantial costs to the Company, PubCo and CCCM, and/or may adversely affect PubCo’s business, financial condition or results of operations following the Business Combination. • The trading price and volume of PubCo common stock may be volatile following the Business Combination. • Volatility in the price of PubCo’s common stock could subject PubCo to securities class action litigation. • The financial forecasts for PubCo are based on various assumptions that may not be realized. • PubCo shareholders will experience dilution in the future due to any exercise of existing warrants and any future issuances of equity securities in PubCo. • The issuance of additional shares or convertible securities by PubCo could make it difficult for another company to acquire PubCo, may dilute the ownership of PubCo stockholders and could adversely affect the price of PubCo common stock. • The market price for the common stock of PubCo following the closing may be affected by factors different from those that historically have affected or currently affect CCCM Class A ordinary shares. • Investors in the Private Offerings will experience immediate and material dilution upon closing of the Business Combination as a result of the CCCM Class B ordinary shares held by the Sponsor, since the value of the CCCM Class B ordinary shares is likely to be substantially higher than the nominal price paid for them, even if the trading price of PubCo common stock at such time is substantially less than the price per share paid by investors in the Private Offerings. • Future resales of PubCo common stock after the consummation of the Combination may cause the market price of PubCo’s securities to drop significantly. • Investors in the Private Offerings will deposit the amounts related to their subscriptions into escrow, and the escrow will be invested in Bitcoin immediately. The price of Bitcoin is volatile, and the investors in the Private Offerings could experience substantial losses related to their Bitcoin investments.

18 PROCAP BTC, LLC RISKS RELATED TO THE PUBCO'S CONVERTIBLE NOTES OFFERING • PubCo may be able to incur substantial indebtedness. This could exacerbate the risks to PubCo’s financial condition described above and prevent PubCo from fulfilling its obligations under the notes. • PubCo may not be able to generate sufficient cash to service all of its indebtedness, including the notes, and may be forced to take other actions to satisfy its obligations under its indebtedness, which may not be successful. • PubCo's inability to generate sufficient cash flows to satisfy its debt obligations, or to refinance its indebtedness on commercially reasonable terms or at all, would materially and adversely affect PubCo’s financial position and results of operations and PubCo's ability to satisfy its obligations under the notes. • The Secured Convertible Debenture for the debt financing may contain terms that restrict PubCo’s current and future borrowing costs and reduce its access to capital. • A lowering or withdrawal of the ratings assigned to PubCo’s debt securities by rating agencies, if any, may increase PubCo’s future borrowing costs and reduce its access to capital. • The notes will be secured by a substantial portion of the assets of PubCo. As a result of these security interests, such assets would only be available to satisfy claims of PubCo’s general creditors or to holders of PubCo's equity securities if PubCo were to become insolvent to the extent the value of such assets exceeded the amount of PubCo’s secured indebtedness and other obligations. In addition, the existence of these security interests may adversely affect PubCo’s financial flexibility. • Federal and state fraudulent transfer laws may permit a court to void the notes and, if that occurs, the noteholders may not receive any payments on the notes. • PubCo may not have the ability to raise the funds necessary to settle conversions of the notes, repurchase the notes, or to repay the notes in cash at their maturity, and PubCo future debt may contain limitations on its ability to pay cash upon conversion, redemption or repurchase of the notes. • The conversion rate of the notes may not be adjusted for all dilutive events that may occur. • The increase in the conversion rate applicable to the notes that holders convert in connection with a redemption or conversion may not adequately compensate noteholders for the lost option time value of the notes. • Liquidity, regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the notes and the ability of investors to implement a convertible note arbitrage trading strategy. • Upon conversion of the notes, noteholders may receive less valuable consideration than expected because the value of the PubCo common stock may decline after noteholders exercise their conversion right but before the PubCo settles the conversion obligation. • Conversion or redemption may adversely affect noteholders' return on the notes. • Investors in the notes may have to pay U.S. federal income tax if PubCo adjusts the conversion rate of the notes in certain circumstances, even if they do not receive any cash. • The accounting method for convertible debt securities that may be settled in cash, including the notes, may have a material effect on PubCo’s reported financial results. • The market price of PubCo’s common stock, which may fluctuate significantly, may directly affect the value of the notes. • There is expected to be limited trading and liquidity for the notes, and notwithstanding any registration rights and trading being facilitated through the facilities of The Depository Trust Company, holders’ ability to sell the notes could be limited. • Noteholders will not be entitled to any rights with respect to PubCo’s common stock, but will be subject to all changes made with respect to PubCo’s common stock. • The notes are convertible into PubCo’s common stock. As a result, noteholders will be subject to all of the risks associated with holding common stock of a public company listed on Nasdaq.